Exhibit 99.2

Zoetis Inc.

Offer to Exchange

up to $400,000,000 Principal Amount Outstanding of

1.150% Senior Notes due 2016

for

a Like Principal Amount of

1.150% Senior Notes due 2016

that have been registered under the Securities Act of 1933

and

up to $750,000,000 Principal Amount Outstanding of

1.875% Senior Notes due 2018

for

a Like Principal Amount of

1.875% Senior Notes due 2018

that have been registered under the Securities Act of 1933

and

up to $1,350,000,000 Principal Amount Outstanding of

3.250% Senior Notes due 2023

for

a Like Principal Amount of

3.250% Senior Notes due 2023

that have been registered under the Securities Act of 1933

and

up to $1,150,000,000 Principal Amount Outstanding of

4.700% Senior Notes due 2043

for

a Like Principal Amount of

4.700% Senior Notes due 2043

that have been registered under the Securities Act of 1933

Pursuant to the Prospectus, dated                     , 2013

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Zoetis Inc., a Delaware corporation (the “Company”), hereby offers to exchange, upon and subject to the terms and conditions set forth in the prospectus dated                     , 2013 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”):

•

$400,000,000 aggregate principal amount of unregistered 1.150% Senior Notes due 2016 (the “2016 Unregistered Notes”) for a like principal amount of 1.150% Senior Notes due 2016 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2016 Exchange Notes”);

•

$750,000,000 aggregate principal amount of unregistered 1.875% Senior Notes due 2018 (the “2018 Unregistered Notes”) for a like principal amount of 1.875% Senior Notes due 2018 that have been registered under the Securities Act (the “2018 Exchange Notes”);

•

$1,350,000,000 aggregate principal amount of unregistered 3.250% Senior Notes due 2023 (the “2023 Unregistered Notes”) for a like principal amount of 3.250% Senior Notes due 2023 that have been registered under the Securities Act (the “2023 Exchange Notes”); and

•

$1,150,000,000 aggregate principal amount of unregistered 4.700% Senior Notes due 2043 (the “2043 Unregistered Notes” and together with the 2016 Unregistered Notes, the 2018 Unregistered Notes and the 2023 Unregistered Notes, the “Unregistered Notes”) for a like principal amount of 4.700% Senior Notes due 2043 that have been registered under the Securities Act (the “2043 Exchange Notes” and together with the 2016 Exchange Notes, the 2018 Exchange Notes and the 2023 Exchange Notes, the “Exchange Notes”).

The Unregistered Notes and the Exchange Notes are sometimes referred to in this letter together as the “Notes” and all references to the Notes include references to the related guarantees. Capitalized terms not defined herein shall have the meaning ascribed to them in the Prospectus.

The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of January 28, 2013, by and among the Company and the representatives of the several initial purchasers referred to therein.

Please contact your clients for whom you hold Unregistered Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Unregistered Notes registered in your name or in the name of your nominee, or who hold Unregistered Notes registered in their own names, the following documents are enclosed:

1.	Prospectus dated , 2013;

2.	The Letter of Transmittal for your use and for the information of your clients; and

3.	A form of letter which may be sent to your clients for whose account you hold Unregistered Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2013, subject to the Company’s right to extend the expiration date for the Exchange Offer (such date and time, the “Expiration Date”). Any Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Unregistered Notes, or a timely Book-Entry confirmation of such Unregistered Notes into the Exchange Agent’s account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Unregistered Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Unregistered Notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus and the instructions to the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Zoetis Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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